SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

      Date of Report (Date of earliest event reported):        September 13, 2002

ARS Networks, Incorporated

(Exact name of registrant as specified in its charter)

New Hampshire	000-25967	14-1805077

(State or other jurisdiction Employer of incorporation)	(Commission File Number)	(IRS Identification No.)

100 Walnut Street, Champlain, New York 12919

(Address of principal executive offices)

Registrant's telephone number, including area code:
(518) 298-2042

ITEM 6
Change in Board of Directors

The Board of Directors of ARS Networks, Incorporated received resignations from the Board of Directors of the Company from Mr. Dale F. Sisel and Mr. Michael J.L. Kirby.  The reasons for the resignations are the increase in time required to pursue other business interests resulting in limited time available to effectively serve as Directors of the Company.

The Board of ARS Networks has appointed Mark Miziolek, CFO of ARS Networks, and Mr. Daniel Murphy to serve as Directors on an interim basis.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

(Registrant)
ARS NETWORKS, INCORPORATED

By: /s Sydney A. Harland
Sydney A. Harland
DATE: September 27, 2002	President & CEO